Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-211422, 333-221464, and 333-238527 on Form S-8 of our reports dated February 19, 2026, relating to the consolidated financial statements of SiteOne Landscape Supply, Inc. and subsidiaries (“the Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of SiteOne Landscape Supply, Inc. for the year ended December 28, 2025.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
February 19, 2026